INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Pilgrim Advisory Funds, Inc.
Pilgrim Investment Funds, Inc.
Pilgrim Bank and Thrift Fund, Inc.,
Pilgrim Government Securities Income Fund, Inc. and
Pilgrim Mutual Funds:


We consent to the use of our report incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectus for Class A, B, C and M shares and "Independent Auditors" in the Statements of Additional Information.


                                     /s/ KPMG LLP


Los Angeles, California
May 21, 1999